July 14, 1998



Ms. Brenda Rebel, Controller
BNCCORP, Inc.
322 East Main Street
Bismarck, ND 58501

Dear Brenda:

      Firstar Bank Milwaukee, N.A. (the "Bank") agrees to amend the Revolving Credit Agreement and subsequent Amendments to that Agreement between BNCCORP, Inc. (the "Company") and the Bank dated February 19, 1996 (together the "Agreement"). The Agreement is evidenced by a Revolving Credit Note and certain other loan documents (the "Loan Documents").

      Effective as of March 31, 1998, Section(s) 4.15(d) of the Agreement are deleted and replaced with the following:

      (d) an average return on assets for BNC National Bank will not be measured as of 3/31/98; an average return on assets for BNC National Bank of at least 0.65% as of 6/30/98 and 9/30/98 and 0.675% as of 12/31/98; and an average return on assets for BNC National Bank of Minnesota of at least 1.20%, 1.25% and 1.30% as of 6/30/98, 9/30/98 and 12/31/98 respectively.

      Except as specifically amended by this letter agreement, the Agreement and the Loan Documents shall remain in full force and effect in accordance with their respective terms. All warranties and representations contained in the Agreement and the Loan Documents are hereby reconfirmed as of the date hereof. All collateral previously provided to secure the Agreement and Loan Documents continues as security, and all guaranties guaranteeing obligations under the Loan Documents remain in full force and effect. This is an amendment, not a novation.

      This amendment shall only become effective upon execution by the Company and the Bank, and approval by any guarantor(s) and any other third party required by the Bank.

      This amendment shall not be construed as or be deemed to be a waiver by the Bank of existing defaults by the Company, whether known or undiscovered. All agreements, representations and warranties made herein shall survive the execution of this amendment.





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Page 2

      IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE SHALL ALSO BE EFFECTIVE WITH RESPECT TO ALL OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN YOU AND THIS LENDER. A MODIFICATION OF ANY OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN YOU AND THIS LENDER, WHICH OCCURS AFTER RECEIPT BY YOU OF THIS NOTICE, MAY BE MADE ONLY BY ANOTHER WRITTEN INSTRUMENT. ORAL OR IMPLIED MODIFICATIONS TO SUCH CREDIT AGREEMENTS ARE NOT ENFORCEABLE AND SHOULD NOT BE RELIED UPON.

      If the foregoing correctly sets forth your agreement with respect tot he matters described herein, please indicate your agreement in the appropriate space below and return this letter to us.


                                          Sincerely,

                          FIRSTAR BANK MILWAUKEE, N.A.


                                          By: /s/ Lynn Hebel
                                          Title: Vice President


Accepted and agreed to:


BNCCORP, INC.:




By: /s/ Brenda L. Rebel
Title: Chief Financial Officer